Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-254090, No. 333-237066, No. 333-230213, No. 333-213120, No. 333-216532, No. 333-223500 and No. 333-225294) and Form S-3 (No. 333-251254, No. 333-227216 and No. 333-234414) of Protagonist Therapeutics, Inc. of our report dated March 10, 2020 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, CA

February 28, 2022